Shanxi Puda Resources Co., Ltd.

and

Liulin Jucai Coal Industry Co., Ltd.

RAW COKING COAL SUPPLY AGREEMENT

RAW COKING COAL SUPPLY AGREEMENT

This Raw Coking Coal Supply Agreement (this "Agreement") is entered into by and between the following parties in Taiyuan, Shanxi Province of the People's Republic of China (the "PRC ") on November ___, 2005:

Shanxi Puda Resources Co., Ltd. (hereafter referred to as Party A), a limited liability company organized and existing under the laws of the PRC with its principal address at No.426 of Xuefu Street of Taiyuan, Shanxi Province; and,

Liulin Jucai Coal Industry Co., Ltd. (hereafter referred to as Party B), a limited liability company organized and existing under the laws of the PRC, with its principal address at Luilin County, Shanxi Province.

WHEREAS:

  Party B is a company engaged in the business of exploitation and mining of raw coking coal and desires to continuously provide raw coking coal to Party A.

  Party A is a coal washing company with coal washing technology, facilities and necessary technicians.

  Party B intends to supply the raw coking coal to Party A at prices and terms set forth in this Agreement, and Party A intends to purchase raw coking coal from Party B on the terms set forth in this Agreement.

NOW, THEREFORE, through mutual negotiations, Party A and Party B herein agree as follows:

Article 1 Principles of Supply

1.1 Party B hereby agrees to provide raw coking coal in time to Party A to meet the requirements of Party A's production. . 1.2 Subject to its output capacity, Party B undertakes to satisfy Party A's entire high quality raw coking coal requirements with priority over all of Party B's other customers. For example, in the event that Party B produces a total of 100 metric tons of raw coking coal per month, and Party A requires only 80 metric tons per month, Party B shall sell 80 metric tons of raw coking coal to Party A and Party B may sell the remaining 20 metric tons to its other customers; and in the event that Party B produces 100 metric tons while Party A requires 200 metric tons per month, Party B shall sell all of its total output of 100 metric tons to Party A.

1.3 Party B agrees to offer a discount price, not higher than the prices Party B offers to any other third parties, to Party A. The discount price is subject to the Section 3 under this Agreement.

1.4 Party B agrees to give Party A the priority when Party B supplies raw coking coal to Party A over all of its other customers.

Article 2. Terms

2.1 This Agreement shall come into in effect from the date of signing this agreement. The term of this Agreement shall be 10 years.

2.2 The term of this Agreement may be automatically extended for another 10 years, in the event that one of the parties sends a written notification ('Notifying Party') to the other party ('Notified Party') at least 6 months before the expiration of this Agreement and the Notified Party received such notification and accepts the extension of the Agreement with a written reply with 60 days of receipt of such notification. In the event the Notified Party fails to reply to the notification within such 60 day period, the Agreement shall be automatically extended for another 10 years.

Article 3. Price and Payment

3.1 According to Party A's needs for raw coking coal, Party B shall supply raw coking coal to Party A with a favorable price (not lower than the State and local government criterion) at a discount from RMB30 to RMB50 per metric ton than those prices that Party B sells to its other customers.

3.2 Party A shall have the right, with reasonable prior notice, to examine the books, records and sales agreements of Party B to verify that Party B is meeting its favorable price obligation under Section 3.1.

3.3 For each order, Party A shall make the first payment in the amount of 75% of the total purchase price to Party B at time of ordering, and the balance shall be paid within 30 days after the delivery of the raw coking coal.

Article 4. Quality

4.1 The raw coking coal which Party B supplies to Party A shall be in accordance with the following quality:

(1) the maximum internal ash content at 4%,
(2) the maximum sulfur content at 0.6%, and
(3) the maximum external ash content at 10%.

Article 5. Delivery and Examination

5.1 Party B agrees to deliver the ordered raw coking coal to Party A at the place designated by Party A. If the place of delivery is within Luilin County, Shanxi Province, Party B will not charge Party A delivery cost. If the place of delivery is outside the city of Luilin County, Shanxi Province, Party A shall pay Party B delivery cost incurred (Such delivery cost should be accompanied with an official receipt provided by Party B).

5.2 Party A shall examine the quality of the raw coking coal delivered by Party B according to the quality standards set forth in Section 4.1 not longer than 5 days after delivery. If Party A did not examine the quality of the raw coking coal delivered by Party B or did not raise any written objections, it will be deemed that the quality of the raw coking coal has complied with the quality standards.

5.3 If Party A raises its objection within the above period of time, Party B shall give its written reply within 5 days. In the event that Party B did not reply in writting, Party A's objection shall be considered in effect.

Article 6. Termination

6.1 This Agreement shall be terminated as follows:

6.1 This Agreement has expired and no extension occurred; or 6.2 Both parties agree to terminate it before the expiration date.

Article 7. Representations and Warranties

7.1 Party A's represents and warrants as follow:

7.1.1 Party A is a limited liability company registered and existed under the laws of the PRC, with the valid business license;

7.1.2 Party A has obtained all governmental approvals (if necessary) and has obtained or completed all internal authorizations necessary (including but not limited the Board

Consent and Shareholder Consent in Appendix A attached hereinto) for the execution of this Agreement; the signor of this Agreement on its behalf is a duly authorized representative of Party A; and this Agreement, when executed, shall constitute binding obligations of Party A;

7.1.3 The execution of this Agreement and the performance of its obligations hereunder by Party A will not violate any other agreements to which Party A is a party, Party A's articles of association.

7.2 Party B's Representation and Warranty

7.2.1 Party B is a limited liability company legally organized and existing under the PRC laws, holding valid business license;

7.2.2 Party B has obtained all governmental approvals (if necessary) and has obtained or completed all internal authorizations necessary (including but not limited the Board Consent and Shareholder Consent in Appendix B attached hereinto)for the execution of this Agreement; the signor of this Agreement on its behalf is a duly authorized representative of Party B; and this Agreement, when executed, shall constitute binding obligations of Party B;

7.2.3 The execution of this Agreement and the performance of the obligations hereunder by Party B will not violate any other agreements to which Party B is a party, Party B's articles of association;

7.2.4 Party B warrants that it owns a mine of raw coking coal which meets the standard specified in Section 4.1, with an estimated proven 80 million metric tons in reserves.

Article 8. Indemnity

8.1 Each Party shall be liable for and indemnify the other Party against any losses suffered by any other Party arising from its breach of any of its representations, warranties, agreements or undertakings under this Agreement. In the event of a failure by Party B to supply raw coking coal to Party A at the price, quantity and terms set forth in this Agreement, Party A may bring an action to require Party B's performance hereunder and to recover any expense or loss it may incur to procure raw coking coal from another supplier.

Article 9. Force Majeure

9.1 Should either of the parties be prevented from performing its obligations under this Agreement by force majeure, such as acts of governments, acts of nature, fire,

explosion, typhoon, flood, earthquake, tide, lightning, war or other unforeseen events beyond the prevented party's reasonable control ("Event of Force Majeure"). However, any shortage of credit, capital or finance shall not be regarded as an Event of Force Majeure. The party claiming Force Majeure shall notify the other party without delay.

9.2 If an Event of Force Majeure occurs, neither Party shall be responsible for any damage, increased costs or loss which the other Party may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Agreement. The Party claiming Force Majeure shall take appropriate means to minimize or remove the effects of Force Majeure, attempt to resume performance of the obligations delayed or prevented by the Event of Force Majeure. After the Event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

Article 10. Governing Law and Disputes Settlement

10.1 This Agreement shall be governed by the laws of the PRC.

10.2 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission. The arbitration shall follow its current arbitration rule, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing, China. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

Article 11. Amendments and Supplements

11.1 This Agreement shall be amended and supplemented by both parties with written agreement. Such amendments and/or supplements properly executed by both parties shall be deemed as a part of this Agreement and have the same legal effect as this Agreement.

Article 12. Severability

12.1 In the event that any articles of this Agreement shall finally be determined to be unlawful or unenforceable, such articles of this Agreement shall then be deemed invalid and several under related laws and the remainder shall not be affected.

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Part A:

Shanxi Puda Resources Co., Ltd.

Representative:_________________________ [COMPANY CHOP]

Date: _________________________

Part B:

Liulin Jucai Coal Industry Co., Ltd.

Representative:_________________________ [COMPANY CHOP]

Date: _________________________

Appendix A

Board Consent and Shareholder Consent
of
Shanxi Puda Resources Co., Ltd.

Appendix B

Board Consent and Shareholder Consent
of
Liulin Jucai Coal Industry Co., Ltd.